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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                   FORM 8-K/A


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): OCTOBER 3, 2001

                            ------------------------

                        SENIOR HOUSING PROPERTIES TRUST
               (Exact name of registrant as specified in charter)

           MARYLAND                    001-15319               04-3445278
 (State or other jurisdiction      (Commission File         (I.R.S. Employer
      of incorporation)                 Number)          Identification Number)

      400 CENTRE STREET,                                         02458
    NEWTON, MASSACHUSETTS                                      (Zip code)
    (Address of principal
      executive offices)

        Registrant's telephone number, including area code: 617-796-8350

                            ------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ITEM 5.  OTHER EVENTS

    SALE OF COMMON SHARES OF BENEFICIAL INTEREST. On October 3, 2001, we priced an underwritten public offering of 13 million common shares of beneficial interest. We expect to issue and deliver these 13 million shares on or about October 9, 2001. The public offering price was $12.90 per share. We expect to use the $159 million of net proceeds (after estimated expenses and underwriters' commissions) of the offering to finance a portion of the purchase price of the acquisition of 31 senior living facilities from Crestline Capital Corporation that was previously disclosed on our Current Report on Form 8-K dated
September 21, 2001, to repay borrowings outstanding under our revolving bank credit facility and for general business purposes. We also granted the underwriters an option to purchase an additional 1,950,000 common shares to cover over-allotments. The net proceeds (after estimated expenses and underwriters' commissions) to us will be $183 million if the underwriters' over-allotment option is exercised in full.

    We are filing pro forma financial information that gives effect to: (1) financing transactions we completed subsequent to June 30, 2001, and the offering described above; (2) the proposed spin-off of Five Star Quality Care, Inc., which was also previously disclosed on our Current Report on Form 8-K dated September 21, 2001, the commencement of the lease to Five Star for 56 facilities which we currently own and certain related transactions; and (3) the proposed acquisition of 31 senior living facilities in the Crestline transaction and the commencement of the lease with Five Star Quality Care, Inc. for the 31 facilities acquired and certain related transactions. The Five Star spin-off and Crestline transaction is more fully described in our Current Report on Form 8-K dated September 21, 2001.

    REORGANIZATION OF REIT MANAGEMENT & RESEARCH, INC. Our investment manager, REIT Management & Research, Inc. ("RMR Inc."), a Delaware corporation which was owned by our two managing trustees, Barry M. Portnoy and Gerard M. Martin, reorganized itself as a Delaware limited liability company named REIT Management & Research LLC ("RMR"), whose sole member and sole manager is REIT Management & Research Trust, a Massachusetts business trust ("RMR Trust"). RMR Trust has the same beneficial owners, trustees and officers as RMR Inc. had as stockholders, directors and officers. RMR has succeeded to all the rights and obligations of RMR Inc. under our advisory agreement, effective September 28, 2001.

    ELECTION OF NEW TREASURER AND CHIEF FINANCIAL OFFICER. On September 20, 2001, our Board of Trustees elected John R. Hoadley as our Treasurer and Chief Financial Officer. Mr. Hoadley, age 30, is a certified public accountant and has served as our Controller since May 2000. David J. Hegarty, President had been serving as Acting Treasurer and Chief Financial Officer prior to Mr. Hoadley's election. Mr. Hoadley has served as Controller for Five Star Quality Care, Inc. and Hospitality Properties Trust for the past two years and he will be resigning from those positions. Since March 1998, Mr. Hoadley has served in various capacities for RMR and its affiliated companies. Prior to March 1998, Mr. Hoadley was employed by Arthur Andersen LLP.

    THIS REPORT CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES REFORM ACT OF 1995 INCLUDING THOSE RELATING TO THE SETTLEMENT OF THE COMMON SHARES AND THE CLOSING OF THE FIVE STAR SPIN-OFF AND THE CRESTLINE TRANSACTION. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT EXPECTATIONS, BUT THESE STATEMENTS AND THE IMPLICATIONS OF THESE STATEMENTS ARE NOT GUARANTEED. INVESTORS SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

    (c) Exhibits

    1.0 Underwriting Agreement, dated as of October 3, 2001, between Senior Housing Properties Trust and the underwriters named therein relating to the sale of 13,000,000 common shares of beneficial interest.

    8.1 Opinion of Sullivan & Worcester LLP re: tax matters.

    23.1 Consent of Sullivan & Worcester LLP (contained in Exhibit 8.1)

                                   SIGNATURES



    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                       SENIOR HOUSING PROPERTIES TRUST

                                                       By:  /s/ DAVID J. HEGARTY
                                                            -----------------------------------------
                                                            Name: David J. Hegarty
                                                            Title:  President

                                                       By:  /s/ JOHN R. HOADLEY
                                                            -----------------------------------------
                                                            Name: John R. Hoadley
                                                            Title:  Chief Financial Officer

Date: October 4, 2001

                         INDEX TO FINANCIAL STATEMENTS

SENIOR HOUSING PROPERTIES TRUST UNAUDITED PRO FORMA
  CONSOLIDATED FINANCIAL STATEMENTS

Introduction to Unaudited Pro Forma Consolidated Financial
  Statements................................................     F-2
Unaudited Pro Forma Consolidated Balance Sheet at June 30,
  2001......................................................     F-3
Unaudited Pro Forma Consolidated Statement of Income for the
  year ended December 31, 2000..............................     F-4
Unaudited Pro Forma Consolidated Statement of Income for the
  six months ended June 30, 2001............................     F-5
Notes to Unaudited Pro Forma Consolidated Financial
  Statements................................................     F-6

                        SENIOR HOUSING PROPERTIES TRUST

          INTRODUCTION TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

     PRO FORMA CONSOLIDATED BALANCE SHEET AS OF JUNE 30, 2001 AND PRO FORMA CONSOLIDATED STATEMENTS OF INCOME FOR THE YEAR ENDED DECEMBER 31, 2000
                     AND THE SIX MONTHS ENDED JUNE 30, 2001

    The following unaudited pro forma consolidated balance sheet gives separate effect to: (1) financing transactions completed subsequent to June 30, 2001 and our expected issuance of 13 million shares pursuant to our underwriting agreement dated October 3, 2001 and filed as an exhibit to this Form 8-K, each as described in the notes thereto; (2) the proposed spin-off of Five Star, the commencement of the lease for 56 facilities which we currently own and certain related transactions described in the notes thereto; and (3) the proposed Crestline transaction and the commencement of the lease with Five Star for the 31 facilities thereby acquired and certain related transactions described in the notes thereto, as though such transactions had occurred on June 30, 2001. In connection with our proposed offering of common shares, we have granted to the underwriters an over-allotment option to acquire 1,950,000 common shares. We have assumed throughout the pro forma consolidated financial statements that the underwriters do not exercise this option.

    The following unaudited pro forma consolidated statements of income give effect to our foreclosure or acquisition of facilities from former tenants, our sale of four properties in October 2000, financing transactions completed after January 1, 2000, our expected common share issuance referred to above and certain other transactions described in the notes thereto, as though such transactions had occurred on January 1, 2000. Separately, the following unaudited pro forma financial statements of income give effect to the proposed spin-off of Five Star, the commencement of the lease for 56 facilities which we currently own, and related transactions as described in the notes thereto, as though such transactions occurred on January 1, 2000. Separately, the following unaudited pro forma consolidated statements of income give effect to the proposed Crestline transaction and the commencement of the lease with Five Star for the 31 facilities thereby acquired and certain related transactions described in the notes hereto, as though such transactions occurred on January 1, 2000.

    The pro forma information is based in part upon our historical financial statements filed on our Form 10-Q for the quarter ended June 30, 2001 and Form 10-K for the year ended December 31, 2000, and financial statements of CSL Group, Inc. and Subsidiaries as Partitioned For Sale to SNH/CSL Properties Trust filed in our Current Report on Form 8-K dated September 21, 2001, and the financial statements of our acquired businesses filed in our Current Report on Form 8-K dated January 30, 2001, as amended. This pro forma information should be read in conjunction with all of the financial statements and notes thereto included in this Form 8-K and the Current Reports on Form 8-K and the Form 10-K described above. In the opinion of management, all adjustments necessary to reflect the effects of the transactions discussed above have been reflected in the pro forma information.

    The following unaudited pro forma financial data is not necessarily indicative of what our actual financial position or results of operations would have been as of the date or for the period indicated, nor does it purport to represent our financial position or results of operations for future periods.

                        SENIOR HOUSING PROPERTIES TRUST

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                 JUNE 30, 2001

                             (DOLLARS IN THOUSANDS)

                                                                                                                PRO FORMA FOR
                                                           ADJUSTED                  PRO FORMA     CRESTLINE     SPIN-OFF AND
                                Company      Financing     COMPANY                      FOR       Transaction     CRESTLINE
                               Historical   Adjustments   HISTORICAL   Spin-off       SPIN-OFF    Adjustments    TRANSACTION
                               ----------   -----------   ----------   --------      ----------   -----------   --------------
ASSETS
Real estate properties, at
  cost.......................   $598,526     $     --      $598,526    $     --       $598,526     $605,310 (J)   $1,203,836
Less accumulated
  depreciation...............    116,567                    116,567                    116,567                       116,567
                                --------     --------      --------    --------       --------     --------       ----------
                                 481,959                    481,959                    481,959      605,310        1,087,269
Cash and cash equivalents....      5,554      129,416 (A)   134,970     (13,758)(E)    121,212     (120,291)(K)          921
Accounts receivable, net.....     49,741                     49,741     (40,853)(F)      8,888                         8,888
Other assets.................     20,442           75 (B)    20,517        (964)(G)     19,553        7,573 (L)       27,126
                                --------     --------      --------    --------       --------     --------       ----------
                                $557,696     $129,491      $687,187    $(55,575)      $631,612     $492,592       $1,124,204
                                ========     ========      ========    ========       ========     ========       ==========

LIABILITIES AND SHAREHOLDERS'
  EQUITY
Revolving credit facility....   $ 74,000     $(74,000)(C)  $     --    $     --       $     --     $ 63,000 (M)   $   63,000
Other debt...................         --                         --                         --      428,828 (M)      428,828
Prepaid rent.................      8,520                      8,520                      8,520                         8,520
Security deposits............      1,520                      1,520                      1,520                         1,520
Accounts payable and accrued
  expenses of facilities'
  operations.................     15,575                     15,575     (15,575)(H)         --                            --
Other liabilities............     10,774                     10,774                     10,774          764 (N)       11,538
                                --------     --------      --------    --------       --------     --------       ----------
Total liabilities............    110,389      (74,000)       36,389     (15,575)        20,814      492,592          513,406
Mandatorily redeemable
  preferred securities of a
  subsidiary whose sole
  assets are the Company's
  junior subordinated
  debentures due 2041 ("Trust
  Preferred Securities").....     25,000        2,394 (B)    27,394                     27,394                        27,394
Shareholders' equity.........    422,307      201,097 (D)   623,404     (40,000)(I)    583,404                       583,404
                                --------     --------      --------    --------       --------     --------       ----------
                                $557,696     $129,491      $687,187    $(55,575)      $631,612     $492,592       $1,124,204
                                ========     ========      ========    ========       ========     ========       ==========

                        SENIOR HOUSING PROPERTIES TRUST

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 2000

                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                          DISPOSITION                                                            PRO FORMA FOR
                                              AND          ADJUSTED                                 CRESTLINE     SPIN-OFF AND
                             Company       Financing       COMPANY                PRO FORMA FOR    Transaction     CRESTLINE
                            Historical    Adjustments     HISTORICAL   Spin-off      SPIN-OFF      Adjustments    TRANSACTION
                            ----------   --------------   ----------   --------   --------------   -----------   --------------
REVENUES:
Rental income.............   $ 64,377       $ (9,366)(O)   $ 54,426    $(1,227)(V)    $53,199        $63,000(Y)     $116,199
                                                (585)(P)
Other real estate
  income..................      2,520                         2,520     (2,520)(W)         --                             --
Interest and other
  income..................      1,520            400 (Q)      1,920       (695)(X)      1,225                          1,225
FF&E reserve income.......         --                            --                       --           7,188 (Z)       7,188
Gain on foreclosures and
  lease terminations......      7,105         (7,105)(R)         --                       --                              --
                             --------       --------       --------    -------       -------         -------        --------
Total revenues............     75,522        (16,656)        58,866     (4,442)       54,424          70,188         124,612
                             --------       --------       --------    -------       -------         -------        --------

EXPENSES:
Interest..................     15,366        (15,366)(S)         --                       --          46,936 (AA)      46,936
Distributions on Trust
  Preferred...............         --          2,797 (T)      2,797                    2,797                           2,797
Depreciation..............     20,140         (1,936)(O)     18,167                   18,167          17,150 (BB)      35,317
                                                 (37)(P)
General and
  administrative..........
-- Recurring..............      5,475           (424)(O)      4,995                    4,995           3,526 (BB)       8,521
                                                 (56)(P)
-- Related to foreclosures
  and lease
  terminations............      3,519         (3,519)(R)         --                       --                              --
                             --------       --------       --------    -------       -------         -------        --------
Total expenses............     44,500        (18,541)        25,959         --        25,959          67,612          93,571
                             --------       --------       --------    -------       -------         -------        --------
Income before gain on sale
  of properties...........   $ 31,022       $  1,885       $ 32,907    $(4,442)      $28,465         $ 2,576        $ 31,041
                             ========       ========       ========    =======       =======         =======        ========
Weighted average shares
  outstanding.............     25,958         16,416 (U)     42,374         --        42,374              --          42,374
                             ========       ========       ========    =======       =======         =======        ========
Basic and diluted earnings
  per share:
Net income................   $   1.20                      $   0.78                  $  0.67                        $   0.73
                             ========                      ========                  =======                        ========

                        SENIOR HOUSING PROPERTIES TRUST

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                       FOR SIX MONTHS ENDED JUNE 30, 2001

                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                                               PRO FORMA FOR
                                                         ADJUSTED                                 Crestline     SPIN-OFF AND
                              Company      Financing     COMPANY                PRO FORMA FOR    Transaction     CRESTLINE
                             Historical   Adjustments   HISTORICAL   Spin-off      SPIN-OFF      Adjustments    TRANSACTION
                             ----------   -----------   ----------   --------   --------------   -----------   --------------
Revenues:
Rental income..............   $ 22,215     $     --      $ 22,215    $  3,500 (V)   $  25,715     $ 31,500 (Y)   $   57,215
Facilities' operations.....    113,260                    113,260    (113,260)(W)          --                            --
Interest and other
  income...................        489                        489                       489                             489
FF&E Reserve Income........         --                         --                        --          3,594 (Z)        3,594
                              --------     --------      --------    --------     ---------       --------       ----------
Total revenues.............    135,964           --       135,964    (109,760)       26,204         35,094           61,298
                              --------     --------      --------    --------     ---------       --------       ----------

EXPENSES:
Interest...................      4,000       (4,000)(S)        --                        --         20,699 (AA)       20,699
Distributions on Trust
  Preferred Securities of
  subsidiary trust.........         62        1,337 (T)     1,399                     1,399                           1,399
Depreciation...............      9,676                      9,676                     9,676          8,575 (BB)       18,251
Facilities' operations.....    110,365                    110,365    (110,365)(W)          --                            --
General and
  administrative...........
-- Recurring...............      2,108                      2,108                     2,108          1,763 (BB)        3,871
-- Related to foreclosures
  and lease terminations...      4,167       (4,167)(R)        --                        --                              --
                              --------     --------      --------    --------     ---------       --------       ----------
Total expenses.............    130,378       (6,830)      123,548    (110,365)       13,183         31,037           44,220
                              --------     --------      --------    --------     ---------       --------       ----------
Net income.................   $  5,586     $  6,830      $ 12,416    $    605     $  13,021       $  4,057       $   17,078
                              ========     ========      ========    ========     =========       ========       ==========
Weighted average shares
  outstanding..............     25,917       16,457 (U)    42,374          --        42,374             --           42,374
                              ========     ========      ========    ========     =========       ========       ==========
Basic and diluted earnings
  per share:
Net income.................   $   0.22                   $   0.29                 $    0.31                      $     0.40
                              ========                   ========                 =========                      ==========

                        SENIOR HOUSING PROPERTIES TRUST

CONDENSED CONSOLIDATED BALANCE SHEET ADJUSTMENTS (DOLLARS IN THOUSANDS)

FINANCING ADJUSTMENTS

    Subsequent to June 30, 2001, we have completed several financing transactions which in the aggregate have changed our financial position. These transactions consist of the issuance of 3,445,000 common shares of beneficial interest and the issuance of 95,750 shares of preferred securities of a subsidiary which completed an offering that was initiated prior to June 30, 2001. All of the net proceeds of these transactions were applied to the outstanding balance on our revolving credit facility.

    A. Represents net cash available for the purpose of completing the Crestline transaction, funding initial cash amounts to be contributed to Five Star or for general business purposes. See Note C.

    B. Represents gross proceeds of $2,394 from the issuance of 95,750 shares of preferred securities of a subsidiary which completed an offering that was initiated prior to June 30, 2001, and $75 of related issuance costs to be amortized over the life of the securities.

    C. Amount represents pro forma net cash applied as a reduction of our revolving credit facility and remaining cash as follows:

Net proceeds from issuance of 3,445,000 common shares at
  $13.00 per share........................................  $ 42,277
Net proceeds from issuance of 95,750 preferred securities
  of a subsidiary at $25.00 per share.....................     2,319
                                                            --------
Proceeds applied to credit facility.......................    44,596
Net proceeds from proposed issuance of 13,000,000 shares
  of beneficial interest at $12.90 per share..............   158,820
                                                            --------
Total net proceeds........................................   203,416
Total net proceeds applied to credit facility.............   (74,000)
                                                            --------
Total cash available......................................  $129,416
                                                            ========

    D. Represents our issuance in July 2001 of 3,445,000 common shares and our proposed issuance of 13 million common shares as follows:

Gross proceeds from issuance of 3,445,000 common
  shares at $13.00 per share....................  $ 44,785
Underwriters' discount and other offering
  costs.........................................    (2,508)
                                                  --------
Net proceeds....................................             $ 42,277
Gross proceeds from proposed issuance of
  13,000,000 common shares at $12.90 per
  share.........................................   167,700
Underwriters' discount and estimated other
  offering costs................................    (8,880)
                                                  --------
Net proceeds....................................              158,820
                                                             --------
Total net proceeds..............................             $201,097
                                                             ========

                        SENIOR HOUSING PROPERTIES TRUST

SPIN-OFF ADJUSTMENTS

    Although contingent upon a number of factors at this time, we currently expect to spin-off our subsidiary, Five Star Quality Care, Inc., which will separate our real estate ownership activities from our operating activities. The operating assets and liabilities associated with our ownership of 56 senior housing facilities which we repossessed or acquired from former tenants will be contributed to Five Star.

    E. Represents cash used to fund initial cash amounts expected to be contributed to Five Star.

    F. Represents patient accounts receivable to be transferred to Five Star as part of the spin-off generated by the 56 facilities which will be owned by us and leased to Five Star subsequent to the spin-off.

    G. Represents primarily prepaid expenses to be transferred to Five Star as part of the spin-off related to the 56 facilities which will be owned by us and leased to Five Star subsequent to the spin-off.

    H. Represents accounts payable and accrued expenses to be transferred to Five Star as part of the spin-off generated by the 56 facilities which will be owned by us and leased to Five Star subsequent to the spin-off.

    I. Represents the estimated net equity (assets in excess of liabilities, see Notes E, F, G and H) of Five Star and distributed to our shareholders in the spin-off.

CRESTLINE TRANSACTION ADJUSTMENTS

    Pursuant to an agreement we announced in August 2001, we expect to acquire 31 senior living facilities from Crestline Capital Corporation. Concurrent with the Crestline transaction, we expect to lease these 31 facilities to Five Star. As described in the Current Report on Form 8-K dated September 21, 2001, the Crestline transaction is subject to contingencies and may not close.

    J. The Crestline transaction will result in the allocation of consideration using the purchase method of accounting. In addition to the payments made on the closing date of the Crestline transaction of the contract purchase price and adjustments thereto, we estimate we will pay closing costs of $10 million and we expect to make a cash payment to Five Star. The expected cash payment to Five Star of $3,613 on a pro forma basis is intended to compensate Five Star for assuming certain liabilities in excess of assets used in the operation of the 31 facilities. Amounts allocated to tangible fixed assets are as follows:

Contract purchase price...................................  $600,000
Contract purchase price adjustments, net..................    (1,494)
Estimated closing costs...................................    10,000
Estimated payment to Five Star at lease commencement......     3,613
                                                            --------
  Subtotal................................................   612,119

Monetary assets received in Crestline transaction (see
  Note L).................................................    (7,573)
Monetary liabilities received in Crestline transaction
  other than funded debt (see Note N).....................       764
                                                            --------
Total fixed assets........................................  $605,310
                                                            ========

    K. Represents pro forma cash, including cash from our common share issuance (see Note C), used to complete the Crestline transaction.

                        SENIOR HOUSING PROPERTIES TRUST

    L. Amounts allocated to other assets represent cash deposits in accounts restricted for use: (1) servicing future interest payments on assumed mortgage debt; (2) making future payments for real estate taxes on properties which secure the related mortgage debt; and (3) cash escrow accounts for routine capital expenditures at the facilities.

    M. To finance the Crestline transaction, we expect to assume certain existing debts of the Crestline subsidiaries we will acquire and to contribute additional funds from our own sources toward the purchase price and to Five Star.

Assumed term debt, including capital leases...............  $233,828
New term debt.............................................   170,000
Seller financing..........................................    25,000
                                                            --------
Total debt assumed or seller financed.....................   428,828

Borrowings under our credit facility......................    63,000
                                                            --------
Total debt to close the Crestline transaction.............  $491,828
                                                            ========

    N. Amounts allocated to other liabilities primarily represent accrued interest.

CONDENSED CONSOLIDATED STATEMENT OF INCOME ADJUSTMENTS (DOLLARS IN THOUSANDS)

DISPOSITION AND FINANCING ADJUSTMENTS

    O. Represents elimination of rental income, depreciation expense and general and administrative expense recognized related to four facilities we sold during 2000 for cash of $123,000. Net proceeds were applied to reduce then outstanding amounts under our revolving credit facility. See
       Note S.

    P. Represents the elimination of rental and interest income, depreciation expense and general and administrative expense recognized during the period prior to transfer to a former tenant of five facilities and transfer to a former borrower of one mortgage as part of foreclosure settlements, net of similar impact from one facility transferred to us as part of a foreclosure settlement and leased to a new tenant.

    Q. Represents annualized dividend income on common shares of HRPT Properties Trust conveyed to us at the time of our foreclosure on properties formerly leased to a former tenant which were transferred to us as part of a foreclosure settlement.

    R. Represents the elimination of the gain on foreclosure and lease terminations and the related general and administrative expenses because they are not expected to recur.

    S. Represents the elimination of historically incurred interest expense. The financings described in Note C and the sale of properties described in Note O produced pro forma total net proceeds of $252,416, an amount sufficient to repay our outstanding revolving credit facility balance in full on a pro forma basis.

                        SENIOR HOUSING PROPERTIES TRUST

    T. Represents impact on distributions from the issuance of 10.125% preferred securities of a subsidiary as follows:

                                               YEAR ENDED       SIX MONTHS
                                              DECEMBER 31,        ENDED
                                                  2000        JUNE 30, 2001
                                              -------------   --------------
Gross amount of securities issued...........     $27,394          $27,394
Distribution rate (10.125% per annum).......      10.125%          5.0625%
                                                 -------          -------
Total distributions during the period.......       2,774            1,387
Amortization of deferred issuance costs.....          23               12
                                                 -------          -------
Expense for period..........................       2,797            1,399
Less amount included in historical
  results...................................          --              (62)
                                                 -------          -------
Total adjustment............................     $ 2,797          $ 1,337
                                                 =======          =======

    U. Represents the impact of transactions described in Note C on our weighted average common shares outstanding during the period.

SPIN-OFF ADJUSTMENTS

    V. Represents expected minimum rents under the terms of our lease with Five Star as follows, net of rent received from former tenants prior to foreclosure:

                                               YEAR ENDED       SIX MONTHS
                                              DECEMBER 31,        ENDED
                                                  2000        JUNE 30, 2001
                                              -------------   --------------
Minimum rent for 56 facilities currently
  owned by us to be leased to Five Star.....     $ 7,000          $ 3,500
Less rent received from former tenants prior
  to foreclosure............................      (8,227)              --
                                                 -------          -------
Net adjustment..............................     $(1,227)         $ 3,500
                                                 =======          =======

    W. Represents elimination, for the period subsequent to December 31, 2000, of facilities' operating revenues and expenses, and for the period prior to December 31, 2000, of other real estate income. These amounts were derived from the operations of facilities that were conducted for our own account. The facilities will be operated by Five Star subsequent to the spin-off under the terms of a lease agreement between us and Five Star.

    X. Represents elimination of interest income received from a former mortgagee prior to foreclosure.

CRESTLINE TRANSACTION ADJUSTMENTS

    Y. Represents expected minimum rents under the terms of our lease with Five Star.

    Z. Represents deposits made into reserves for capital improvements in accordance with existing management agreements for the properties to be acquired in the Crestline transaction and the expected leases with Five Star.

    AA. As part of the Crestline transaction, we will assume debts as described in Note M above. These debts bear interest at various rates and some of these debts bear interest at floating

                        SENIOR HOUSING PROPERTIES TRUST

       rates based on LIBOR. The applicable interest rates during the pro forma periods, assuming LIBOR equals its monthly average during the periods presented, were as follows:

                                               YEAR ENDED       SIX MONTHS
                                              DECEMBER 31,        ENDED
                                                  2000        JUNE 30, 2001
                                              -------------   --------------
Assumed term debt including capitalized
  leases, fixed rates.......................       9.4%             9.4%
Assumed term debt, floating rates...........       9.2%             7.5%
New mortgage financing, floating rate.......      10.2%             8.5%
Seller financing, fixed rate................      10.0%            10.0%
Credit facility, floating rate..............       8.4%             6.7%

       The table below estimates interest on the new mortgage financing based upon our preliminary discussions with a financing source.

       Some of the debt we will assume in the Crestline transaction requires both interest and principal payments. The weighted average outstanding balance for the obligations described above are as follows:

                                               YEAR ENDED       SIX MONTHS
                                              DECEMBER 31,        ENDED
                                                  2000        JUNE 30, 2001
                                              -------------   --------------
Assumed term debt including capitalized
  leases, fixed rates.......................    $142,370         $141,458
Assumed term debt, floating rates...........      92,370           92,370
New mortgage financing, floating rate.......     170,000          170,000
Seller financing, fixed rate................      25,000           25,000
Credit facility, floating rate..............      62,088           63,000
                                                --------         --------
Total.......................................    $491,828         $491,828
                                                ========         ========

       On a pro forma basis, the combination of the average interest rates and the average debt balances set forth above produce interest expense as follows:

                                               YEAR ENDED       SIX MONTHS
                                              DECEMBER 31,        ENDED
                                                  2000        JUNE 30, 2001
                                              -------------   --------------
Assumed term debt including capitalized
  leases, fixed rates.......................     $13,383          $ 6,649
Assumed term debt, floating rates...........       8,498            3,464
New mortgage financing, floating rate.......      17,340            7,225
Seller financing, fixed rate................       2,500            1,250
Credit facility, floating rate..............       5,215            2,111
                                                 -------          -------
Total.......................................     $46,936          $20,699
                                                 =======          =======

       As outlined above, a substantial portion of the debt we expect to incur as part of the Crestline transaction will be at floating rates. A
       1/8 percentage point increase in interest rates would produce pro forma interest expense which is $406 higher per annum.

    BB. Represents the impact of the Crestline transaction on depreciation expense and general and administrative expense.